UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      July 16, 2008
CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 980-4030
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On July 16, 2008, CVB Financial Corp. issued a press release setting forth its second quarter ending June 30, 2008 earnings. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to this Item 2.02.
Item 8.01 Other Events
     The Board of Directors of CVB Financial Corp. approved, at its July 16, 2008 meeting, a new program to repurchase up to 5,390,482 shares of its common stock. This program is being combined with the 4,609,518 shares that remain unpurchased from CVB’s previous stock repurchase program approved in August 2007. Accordingly, CVB will have the authority to repurchase up to 10,000,000 shares (this number will not be adjusted for stock splits, stock dividends and the like) of its common stock in the open market or in privately negotiated transactions, at times and at prices considered appropriate by CVB, depending upon prevailing market conditions and other corporate and legal considerations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: July 16, 2008	By:	/s/ Edward J. Biebrich Jr. Edward J. Biebrich Jr.,
Executive Vice President and Chief Financial Officer

Exhibit Index
99.1      Press Release, dated July 16, 2008

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